SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 2, 2026
Date of Report
(Date of Earliest Event Reported)

Pinnacle Financial Partners, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	001-43038	39-3738880
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Overton Park Drive, Atlanta, Georgia 30339
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

__________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PNFP	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	PNFP - PrA	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	PNFP - PrB	New York Stock Exchange
Depositary Shares, each representing 1/40 interest in a Share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock Series C	PNFP - PrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Effective January 1, 2026, Pinnacle Financial Partners, Inc. (formerly Steel Newco Inc.), a Georgia corporation (“the Company”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated July 24, 2025, by and among Synovus Financial Corp., a Georgia corporation (“Legacy Synovus”), Pinnacle Financial Partners, Inc. a Tennessee corporation ("Legacy Pinnacle"), and the Company. On March 2, 2026, the Company filed with the U.S. Securities and Exchange Commission the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Legacy Pinnacle. The Company is filing the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Legacy Synovus as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	23.1	Consent of KPMG LLP (included as Exhibit 23.1 to Exhibit 99.1)

	99.1	Legacy Synovus' Annual Report on Form 10-K for the fiscal year ended December 31, 2025

	104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Pinnacle Financial Partners, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

Date: March 2, 2026	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and Chief Legal Officer